Exhibit 23.2
                                                           ------------



                      INDEPENDENT AUDITORS' CONSENT



We consent to incorporation by reference in the registration statements (No. 33-43006, No. 33-55065, No. 33-62913, No. 333-17793, No. 333-39731 and No. 333-
39735) on Forms S-8 and registration statements (No. 33-58307 and No. 33-58775) on Forms S-3/S-4 and registration statement (No. 333-22427) on Form S-3 of Laboratory Corporation of America Holdings of our report dated February 14, 1997, except for note 9 as to which the date is March 31, 1997, relating to the consolidated statements of operations, shareholders' equity, and cash flows of Laboratory Corporation of America Holdings and subsidiaries for the year ended December 31, 1996, and the related schedule, which report appears in the December 31, 1998 annual report on Form 10-K of Laboratory Corporation of America Holdings. We also consent to the reference to our firm under the heading "Selected Financial Data" in the December 31, 1998 annual report on Form 10-K of Laboratory Corporation of America Holdings.




                                               KPMG LLP

Raleigh, North Carolina
March 8, 1999
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